Exhibit 10.53

AMERICAN RETIREMENT CORPORATION
INCENTIVE STOCK OPTION AGREEMENT

                THIS STOCK OPTION AGREEMENT is made and entered into this _____ day of ______________, ______, by and between AMERICAN RETIREMENT CORPORATION, a Tennessee corporation (the “Company”), and _________________ (the “Optionee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the American Retirement Corporation 1997 Stock Incentive Plan, as amended (the “Plan”).

                WHEREAS, the Company has adopted the Plan pursuant to which the Company is authorized to grant employees of the Company options to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”);

                WHEREAS, the Company desires to afford the Optionee an opportunity to purchase Common Stock as hereinafter provided in accordance with the provisions of the Plan.

                NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                1.               Grant of Option.   The Company hereby grants to Optionee an Incentive Stock Option (the “Option”), exercisable in whole or in part, to purchase _____ shares of the Company’s Common Stock for an exercise price of $______ per share (which equals the fair market value of the Common Stock on the date of grant).

                2.               Option Plan.   The Option is granted under the Plan and, except as provided in Section 12, is intended to qualify as an Incentive Stock Option, as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Option is subject to the terms and conditions set forth in the Plan. In the event any of the provisions hereof conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

                3.               Timing of Exercise.  Optionee may exercise the Option with respect to the percentage and number of shares set forth below from and after the dates specified below:

Percentage Vested	Date of Vesting	Cumulative Options Exercisable

In the event of a Change in Control, the Option, to the extent not previously exercisable and vested, will be exercisable and fully vested automatically. The Option will expire ten years from the date of grant of the Option with respect to any then unexercised portion thereof, unless terminated earlier pursuant to Section 6 below.

                4.               Manner of Exercise.  The Option shall be exercised by the Optionee (or other party entitled to exercise the Option under Section 6 of this Agreement) by delivering written notice to the Company stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered and each such person’s address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash (payment in currency or by certified check, cashier’s check, postal money order or wire transfer shall be considered payment in cash), in the form of shares of Common Stock already owned by the Optionee and

2

held for at least six (6) months prior to the exercise date, or such other method of payment as the Committee may accept. In the event of payment by shares of Common Stock, the shares used in payment of the purchase price shall be considered payment to the extent of their Fair Market Value on the date of exercise of the Option. At the time of payment of the purchase price and prior to delivery of any certificate for such shares, the Optionee shall pay to the Company in cash an amount sufficient to satisfy any federal, state and local withholding or other tax requirements.

                5.               Nontransferability of Option.  The Option shall not be transferable by the Qptionee without the prior written consent of the Committee other than (i) transfers by the Optionee to a member of his or her Immediate Family (as that term is defined in the Plan) or a trust for the benefit of the Optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. The terms of the Option shall be binding on the executors, administrators, heirs and successors of the Optionee.

                6.               Termination of Employment.

                                  (a)           Termination by Death.  If the Optionee’s employment by the Company terminates by reason of death, the Option may thereafter be exercised, to the extent the Option was exercisable at the time of death, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is the shorter.

                                 (b)           Termination by Reason of Retirement or Disability.  If the Optionee’s employment by the Company terminates by reason of Retirement or Disability, the Option may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, for a period of three years from the date of such termination of employment or until

3

the expiration of the stated term of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within the three year period specified above, any unexercised portion of the Option shall thereafter be exercisable to the extent to which the Option was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter. If an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the Option will thereafter be treated as a Non-Qualified Stock Option.

                                 (c)           Other Termination. If the Optionee’s employment by the Company is voluntarily terminated, the Option shall thereupon terminate immediately. If the Optionee’s employment with the Company is involuntarily terminated for any reason other than death, Retirement or Disability, the Option shall thereupon terminate, except that the Option may be exercised by the Optionee, to the extent otherwise then exercisable, for the lesser of three months or the balance of the term of the Option if such termination is not for Cause.

                7.              Restrictions on Purchase and Sale of Shares. The Company shall be obligated to sell or issue shares pursuant to the exercise of the Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”). In the event that the shares are not registered under the 1933 Act, the Optionee hereby agrees that, as a further condition to the exercise of the Option, the Optionee (or his successor under Section 6 hereof), if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Optionee represents that he or she is

4

purchasing the shares for investment purposes, and not with a view to resale or distribution. The Optionee further agrees that if the shares of Common Stock to be issued upon the exercise of the Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

                8.               Adiustment. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the number of shares of Common Stock of the Company subject to the Option and the exercise price per share of such shares shall be adjusted appropriately by the Committee.

                9.               No Rights Until Exercise.  The Optionee shall have no rights hereunder as a shareholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate to him or her for such shares upon due exercise of the Option. Nothing contained herein shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

                10.             Amendment. The Committee may amend the terms of the Option, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Optionee hereunder without the Optionee’s consent.

                11.             Notices.  All notices required to be given under the Option shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

5

To the Company:

American Retirement Corporation
111 Westwood Place, Suite 200
Brentwood, TN 37027
Attn: Terry L. Frisby

To the Optionee:

——————————————————————————
——————————————————————————
——————————————————————————

                12.           Excessive Shares.  In the event that the number of shares subject to the Option exceeds any maximum established under the Internal Revenue Code for Incentive Stock Options that may be granted to Optionee, or in the event that the Option becomes first exercisable in any calendar year to obtain Common Stock having a fair market value (determined at the time of grant) in excess of $100,000, the Option shall be treated as a Non-Qualified Stock Option to the extent of such excess. If the exercise of the Option is accelerated by reason of a Change in Control (as that term is defined in the Plan), any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Internal Revenue Code shall be treated as a Non-Qualified Stock Option.

6

IN WITNESS WHEREOF, the parties have caused this Stock Option Agreement to be duly executed as of the day and year first above written.

AMERICAN RETIREMENT CORPORATION

By:
—————————————————————
Title:
————————————————————

OPTIONEE:

————————————————————————
7